UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 16, 2006
MannKind Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-50865 (Commission File Number)	13-3607736 (IRS Employer Identification No.)

28903 North Avenue Paine Valencia, California (Address of principal executive offices)	91355 (Zip Code)
Registrant’s telephone number, including area code: (661) 775-5300
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1.

Item 1.01 Entry into a Material Definitive Agreement.
On February 16, 2006, the Board of Directors of MannKind Corporation approved 2006 annual salaries for our executive officers, including the following: Alfred E. Mann, MannKind’s Chairman and Chief Executive Officer, $410,000; Hakan S. Edstrom, MannKind’s President and Chief Operating Officer, $410,000; Dan R. Burns, MannKind’s President of Commercial Operations and Business Development, $315,675; and Richard L. Anderson, MannKind’s Corporate Vice President and Chief Financial Officer, $312,300.
On February 16, 2006, the Board of Directors also approved a Non-Employee Director Compensation Program, which provides for an annual retainer of $25,000 to each of the non-employee directors for service on the Board of Directors. Each non-employee director who serves as a committee chairman receives an additional retainer of $3,000 per year for his or her service as committee chairman and committee members receive an additional retainer of $2,000 per year; provided, however, the Audit Committee chairman’s additional retainer is $8,000 per year and each Audit Committee members’ additional retainer is $4,000 per year. Each non-employee director also receives $2,000 for each meeting of the Board of Directors attended, and $750 for attending each meeting of any committee of the Board of Directors on which he or she serves. In addition, the Board of Directors approved a change to MannKind’s Non-Employee Director Stock Option Plan to require that annual option grants to non-employee directors vest monthly over a period of three years instead of immediately upon date of grant.

2.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANNKIND CORPORATION
	By:	/s/ DAVID THOMSON
		Name:	David Thomson, Ph.D., J.D.
Dated: February 21, 2006		Title:	Corporate Vice President, General Counsel and Secretary

3.